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                                                                   EXHIBIT 10.28

                  AMENDED AND RESTATED TERM-B PROMISSORY NOTE


$13,000,000                                                    Chicago, Illinois
                                                                    May 31, 1996

         FOR VALUE RECEIVED, TITANIUM METALS CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation (the "Payee"), at the offices of Payee at 100 South Wacker Drive, Suite 1940, Chicago, Illinois 60606, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of THIRTEEN MILLION DOLLARS ($13,000,000) in lawful money of the United States of America and in immediately available funds, in (i) consecutive semi-annual installments on June 30 and December 31 of each year commencing December 31, 1996 which installments shall each be in the amount equal to the lesser of (A) ONE MILLION DOLLARS ($1,000,000) and (B) the unpaid balance of this Note, and (ii) a final installment on December 31, 1997 (or, in the event that the IPO Event occurs on or prior to December 31, 1997, then such installment shall be on December 31,
1998) which final installment shall be in the amount of the entire unpaid balance of this Note.

         Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in that certain Amended and Restated Loan and Security Agreement, dated as of March 24, 1995, between Borrower and Payee (as amended as of September 29, 1995, February 15, 1996, and as of the date hereof, and as the same may hereafter be amended, restated, supplemented or otherwise modified, the "Loan Agreement").

         Borrower hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate. Such interest shall be paid in like money at said office or place from the date hereof, commencing June 1, 1996 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or termination or non-renewal of the Loan Agreement shall be payable upon demand.

         The Interest Rate applicable to Prime Rate Loans payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate, based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the daily average unpaid principal and on the basis of a three hundred sixty
(360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of Illinois or other applicable law.

         This Note amends and restates, without interruption or novation, the Term-B Promissory Note dated March 24, 1995 executed by Borrower in favor of Lender pursuant to the Loan Agreement. This Note is issued pursuant to the terms and provisions of the Loan Agreement to evidence the Term Loan-B by Payee to Borrower. This Note is secured by the Collateral described in the Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any other party in connection therewith (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, being collectively referred to herein as the "Financing Agreements"), and is entitled to all of the benefits and rights thereof and of the other Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Borrower maintained by Payee.
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         If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Borrower's obligations, liabilities and indebtedness owing to Payee under the Loan Agreement and the other Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable Interest Rate until the indebtedness evidenced by this Note is paid in full, plus the reasonable costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees and legal expenses.

         Borrower (i) waives diligence, demand, presentment, protest and notice of any kind except as otherwise expressly provided in the Loan Agreement, (ii) agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Borrower is expressly hereby waived by Borrower. Upon any Event of Default or termination or non-renewal of the Loan Agreement, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Borrower.

         Payee shall not be required to resort to any Collateral for payment, but may proceed against Borrower and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         The validity, interpretation and enforcement of this Note and the other Financing Agreements and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).

         Borrower irrevocably consents and submits to the non-exclusive jurisdiction of the courts of the State of Illinois and the United States District Court for the Northern District of Illinois and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or any of the other Financing Agreements or in any way in connection with or related or incidental to the dealings of Borrower and Payee in respect of this Note or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Borrower and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

         Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to it, and service so made shall be deemed to be completed five (5) Business Days after the same shall have been so deposited in the U.S. mails, or, at Payee's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty
(30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may





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be entered by Payee against Borrower for the amount of the claim and other relief requested.

         BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (3) ARISING UNDER THIS NOTE OR (4) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN BORROWER AND PAYEE IN RESPECT OF THIS NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.
BORROWER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

         The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Borrower. Borrower hereby authorizes Payee to complete this Note in any particulars according to the terms of the loan evidenced hereby.

         This Note shall be binding upon the successors and assigns of Borrower and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term "Borrower" shall be deemed to include its successors and permitted assigns and the term "Payee" shall be deemed to include its successors, endorsees and permitted assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.


ATTEST:

/s/ JOHN R. BURT                                   TITANIUM METALS CORPORATION
- ----------------------------
   Assistant Secretary
                                                   By: /s/ ROBERT E. MUSGRAVES
                                                      --------------------------
   Corporate Seal                                  Title: V.P. - Administration
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